Exhibit 4.16.9

                           WAIVER AND AMENDMENT NO. 6
                               TO CREDIT AGREEMENT


     WAIVER AND AMENDMENT NO. 6 TO CREDIT AGREEMENT (this "Waiver and Amendment"), dated as of August 14, 2005 among FOAMEX L.P., a Delaware limited partnership (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and SILVER POINT FINANCE, LLC, as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto and the Administrative Agent entered into a certain Credit Agreement, dated as of August 18, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make term loans to the Borrower;

     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders (i) waive (x) a certain Event of Default under the Credit Agreement relating to the Foamex 13 1/2% Subordinated Notes, (y) compliance with Section
7.24 of the Credit Agreement for the test period ended July 3, 2005 and (z) compliance with Sections 3.3(e) and 7.34, and the second sentence of Section 5.2(e), of the Credit Agreement until 12:01 a.m. (New York time) on September 30, 2005, (ii) agree that up to $19,611,000 of the proceeds from sales of Designated Assets consummated prior to the date hereof (excluding the $17,000,000 of such proceeds that were previously released pursuant to the Fifth Amendment) (the "Closed Designated Asset Sales") that were permitted pursuant to clause second of the fifth sentence of Section 3.3(d) of the Credit Agreement to be used for the purposes set forth therein may instead be used for working capital purposes and for general corporate purposes permitted under the Credit Agreement, and (iii) agree that any reserve established pursuant to the sixth sentence of Section 3.3(d) of the Credit Agreement with respect to the Closed Designated Asset Sales in an amount not in excess of $19,611,000 (excluding the $17,000,000 of such proceeds that were previously released pursuant to the Fifth Amendment) be released;

     NOW, THEREFORE, subject to the conditions precedent set forth in Section 5 hereof, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. WAIVER. Each of the Administrative Agent and the Lenders hereby waives Section 9.1(d) of the Credit Agreement solely with respect to (a) the failure of Foamex and Foamex Capital to repay at maturity the Foamex 13 1/2% Subordinated Notes and any accrued and unpaid interest thereon and (b) any default with respect to any other Debt arising from the failure to repay at maturity the Foamex 13 1/2% Subordinated Notes and any accrued and unpaid interest thereon (clauses (a) and (b) are referred to herein collectively as the "Foamex 13 1/2% Subordinated Notes Payment Default"); provided, that (i) such waiver shall be in effect only until 12:01 a.m. (New York time) on September 30, 2005 and (ii) the Majority Lenders may elect to revoke such waiver by written notice to the Borrower, whereupon such waiver shall be of no further force or effect, if (w) any or all of the Senior Secured Notes are declared due and payable as a result of the Foamex 13 1/2% Subordinated Notes Payment Default, which acceleration is not rescinded within five days, or any holder of the Senior Secured Notes (or the trustee under the Senior Secured Notes Indenture or any other Person on behalf of such holder) exercises any rights or remedies with respect to Collateral as a result of the Foamex 13 1/2% Subordinated Notes Payment Default, (x) any of the holders of the Working Capital Obligations or the Working Capital Agent declares a default or event of default under the Working Capital Agreement as a result of the Foamex 13 1/2% Subordinated Notes Payment Default, demands payment of any amounts owing under the Working Capital Agreement as a result of the Foamex 13 1/2%
Subordinated Notes Payment Default or exercises any other rights or remedies under the Working Capital Agreement or any document or agreement executed in connection therewith as a result of the Foamex 13 1/2% Subordinated Notes Payment Default, (y) any holder or holders of any secured Debt of any Loan Party (other than the Senior Secured Notes) in an outstanding principal amount exceeding $500,000 (or any agent, trustee or other representative of any such holder) exercises any rights or remedies with respect to any assets securing such Debt as a result of the Foamex 13 1/2% Subordinated Notes Payment Default or (z) any assets of any Loan Party are attached or seized (by judicial order or otherwise) as a result of the Foamex 13 1/2% Subordinated Notes Payment Default. Each of the Administrative Agent and the Lenders hereby waives compliance with
(x) Section 7.24 of the Credit Agreement for the test period ended July 3, 2005 and (y) Sections 3.3(e) and 7.34, and the second sentence of Section 5.2(e), of the Credit Agreement until 12:01 a.m. on September 30, 2005. Nothing in this
Section 2 shall constitute a waiver of any provision of the Credit Agreement or any Event of Default under the Credit Agreement except to the extent expressly set forth herein.

     SECTION 3. CLOSED DESIGNATED ASSET SALE PROCEEDS. Each of the Administrative Agent and the Lenders hereby agrees that (i) up to $19,611,000 of the proceeds from the Closed Designated Asset Sales (excluding the $17,000,000 of such proceeds that were previously released pursuant to the Fifth Amendment) that were permitted pursuant to clause second of the fifth sentence of Section 3.3(d) of the Credit Agreement to be used for the purposes set forth therein may instead be used for working capital purposes and for general corporate purposes permitted under the Credit Agreement and (ii) any Reserve established pursuant to the sixth sentence of Section 3.3(d) of the Credit Agreement with respect to the Closed Designated Asset Sales in an amount not in excess of $19,611,000 (excluding the $17,000,000 of such proceeds that were previously released pursuant to the Fifth Amendment) is released. The foregoing agreements shall constitute an amendment to Section 3.3(d) of the Credit Agreement.

     SECTION 4. AMENDMENTS TO CREDIT AGREEMENT.

     4.1. Annex A to the Credit Agreement is hereby amended by adding the following defined term in the correct alphabetical order:

     "Prepayment Premium" shall mean 8% multiplied by a ratio the denominator of which is 48 and the numerator of which is 48 less the number of calendar months that have elapsed since June 30, 2006.

     "Sixth Amendment Effective Date" means the date that the Waiver and Amendment No. 6 to the Credit Agreement, dated as of August 14, 2005, becomes effective.

     4.2. Section 2.3 of the Credit Agreement is hereby amended by adding the following two sentences at the end thereof:

     The Borrowers agree, jointly and severally, to pay the Administrative Agent the fees and compensation as set forth in the fee letter, dated the Sixth Amendment Effective Date, between the Administrative Agent and the Borrowers (the "Waiver and Sixth Amendment Fee Letter") with such fees and other compensation to be payable at such times as provided in the Waiver and Sixth Amendment Fee Letter. The fees and compensation set forth in the Waiver and Sixth Amendment Fee Letter shall be fully earned and non-refundable for any reason upon payment thereof. Except as otherwise expressly provided in the Waiver and Sixth Amendment Fee Letter, the fees and other compensation set forth in the Waiver and Sixth Amendment Fee Letter are in addition to the fees and other compensation set forth in the Fee Letter.

     4.3. Section 3.1 of the Credit Agreement is hereby amended by deleting the phrase "On or after June 30, 2006" and inserting "At any time" in lieu thereof.

     4.4. Section 3.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     (b) The Borrowers may prepay the principal amount of the Term Loans in whole or in part, at any time and from time to time upon at least five (5) Business Days' prior written notice to the Administrative Agent and the Lenders. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans to the date of prepayment and a prepayment premium in accordance with this Section 3.2(b), if applicable. Amounts prepaid in respect of the Term Loans may not be reborrowed. If at any time prior to the Stated Termination Date, the principal of the Term Loans is prepaid in whole or in part, whether pursuant to this Section 3.2, Section 9.2, clause fifth of the second sentence of Section 3.3(d) or clause seventh of the fifth sentence of Section 3.3(d), the Borrowers shall at the time of such prepayment pay to the Administrative Agent, for the account of the Lenders, a prepayment fee in an amount equal to the product of the applicable Prepayment Premium multiplied by the principal amount of the Term Loan being so prepaid; provided, however, that if the make-whole provision described in the "Mandatory and Optional Prepayment" section of the Term Sheet (as defined in the Commitment Letter, dated as of August 14, 2005 (the "Commitment Letter") by and between Silver Point Finance, LLC and Foamex) is approved by the Bankruptcy Court (as defined in the Commitment Letter) and included in the final definitive loan documentation for the DIP Term Loan Facility (as defined in the Commitment Letter), the Prepayment Premium shall be waived.

     SECTION 5. EFFECTIVENESS. This Waiver and Amendment shall become effective on such date as the following conditions precedent are satisfied:

     5.1. Counterparts of (a) this Waiver and Amendment executed by the Borrowers, the Guarantors, the Lenders and the Administrative Agent and (b) the DIP and Confirmation Financing Commitment Letter executed by Foamex shall have been delivered to the Administrative Agent.

     5.2. The Administrative Agent shall have received an amendment to the Senior Lenders Intercreditor Agreement, duly executed by the Working Capital Agent, Foamex and those Affiliates of Foamex party thereto, in form and substance satisfactory to the Administrative Agent.

     5.3. The Administrative Agent shall have received a copy, certified by a senior officer of Foamex as true and complete, of a waiver and amendment to the Working Capital Agreement, consenting to this Waiver and Amendment and providing for waivers and amendments to the Working Capital Agreement consistent with the waivers and amendments herein contemplated, which waiver and amendment shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

     5.4. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a fully executed copy of the Waiver and Sixth Amendment Fee Letter, and the Administrative Agent shall have received payment of all fees payable thereunder.

     5.5. All proceedings taken in connection with the execution of this Waiver and Amendment, the Credit Agreement as amended by this Waiver and Amendment, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope and substance to the Administrative Agent and the Lenders.

     SECTION 6. CONSENT TO WAIVER AND AMENDMENTS TO WORKING CAPITAL AGREEMENT.

     6.1. Each of the Lenders, by its signature to this Waiver and Amendment, hereby consents to the waiver and amendment to the Working Capital Agreement, a copy of which is attached as Exhibit A hereto.

     6.2. Each of the Lenders, by its signature to this Waiver and Amendment, hereby authorizes the Administrative Agent to enter into the amendment to the Senior Lenders Intercreditor Agreement referred to in Section 5.2 of this Waiver and Amendment and agrees to be bound by the provisions of the Senior Lenders Intercreditor Agreement as so amended.

     SECTION 7. COUNTERPARTS. This Waiver and Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Waiver and Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Waiver and Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Waiver and Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Waiver and Amendment.

     SECTION 9. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                           FOAMEX L.P.

                           By:      FMXI, Inc., its Managing General Partner

                                    By:      /s/ George L. Karpinski
                                             -----------------------------
                                    Title:   Vice President
                                             -----------------------------


                           FMXI, INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           FOAMEX INTERNATIONAL INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Senior Vice President
                                    --------------------------------------


                           FOAMEX CANADA INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Treasurer
                                    --------------------------------------


                           FOAMEX CAPITAL CORPORATION

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------

                           FOAMEX LATIN AMERICA, INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           FOAMEX MEXICO, INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           FOAMEX MEXICO II, INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           FOAMEX ASIA, INC.

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------


                           FOAMEX CARPET CUSHION LLC

                           By:      /s/ George L. Karpinski
                                    --------------------------------------
                           Title:   Vice President
                                    --------------------------------------

                           SILVER POINT FINANCE, LLC,
                              as Administrative Agent


                           By:      /s/ Edward A. Mule
                                    --------------------------------------
                           Title:   Authorized Signatory
                                    --------------------------------------

                           FIELD POINT I, LTD.


                           By:      /s/ Edward A. Mule
                                    --------------------------------------
                           Title:   Authorized Signatory
                                    --------------------------------------

                           FIELD POINT II, LTD.


                           By:      /s/ Edward A. Mule
                                    --------------------------------------
                           Title:   Authorized Signatory
                                    --------------------------------------

                           SIL LOAN FUNDING LLC

                           By:      /s/ Edward A. Mule
                                    --------------------------------------
                           Title:   Authorized Signatory
                                    --------------------------------------

                           SSIG SPF ONE LQ, LLC

                           By:      /s/ Edward A. Mule
                                    --------------------------------------
                           Title:   Authorized Signatory
                                    --------------------------------------

                           SPCP GROUP, LLC


                           By:      /s/ Edward A. Mule
                                    --------------------------------------
                           Title:   Authorized Signatory
                                    --------------------------------------

                           SPCP GROUP III, LLC


                           By:      /s/ Edward A. Mule
                                    --------------------------------------
                           Title:   Authorized Signatory
                                    --------------------------------------